                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                  FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) September 19, 1997



                            BRANDYWINE REALTY TRUST
                            -----------------------
             (Exact name of registrant as specified in its charter)


     MARYLAND                       1-9106                      23-2413352
     --------                       ------                      ----------

  (State or other               (Commission file             (I.R.S. Employer
  jurisdiction of                   number)                   Identification
   incorporation)                                                 Number)



            16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                   (Address of principal executive offices)


                                (610) 325-5600
                (Registrant's telephone number, including area code)



                                 Page 1 of 7 pages

Item 5. Other Events

    On September 19, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership in which Brandywine Realty Trust ("the Company") is the sole general partner and in which, as of the date of this Report, the Company owns an approximately 98.7% partnership interest, acquired a three-story office building known as 100 Commerce Drive. This building contains approximately 64,000 net rentable square feet and is located in Newark, New Castle County, Delaware for a cash purchase price of approximately $5.5 million. The purchase price was funded from proceeds of the Company's recently completed public offering of Common Shares. As of October 3, 1997, 100 Commerce Drive is approximately 97.1% leased to 6 tenants. The Traveler's Bank, Blaze Systems Corporation and KCI Technology, Inc. are major tenants, occupying approximately 58%, 12% and 10%, respectively, of the total net rentable square feet of 100 Commerce Drive.

    The seller of 100 Commerce Drive, Gender Road Joint Venture (the "Seller") is a party unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and the Seller.

    The table below sets forth certain information regarding the rental rates and lease expirations at 100 Commerce Drive as of October 3, 1997.

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
          Year of              Number of Leases       Rentable Square     Final Annualized       Percentage of Total
           Lease                Expiring Within       Footage Subject     Base Rent under    Final Annualized Base Rent
        Expiration              the Year at(1)      to Expiring Leases   Expiring Leases(2)     Under Expiring Leases
---------------------------  ---------------------  -------------------  ------------------  ---------------------------
1997.......................               --                    --           $       --                      --
1998.......................                2                 2,690               38,370                     4.2%
1999.......................                1                 1,825               27,831                     3.0%
2000.......................                3                14,326              227,632                    24.8%
2001.......................                2                43,208              625,603                    68.0%
2002.......................               --                    --                   --                      --
2003.......................               --                    --                   --                      --
2004.......................               --                    --                   --                      --
2005.......................               --                    --                   --                      --
2006 and Thereafter........               --                    --                   --                      --
                                         ---                ------           ----------                   -----
    Total..................                8                62,049           $  919,436                   100.0%
                                         ---                ------           ----------                   -----
                                         ---                ------           ----------                   -----


(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.

    Concurrently with its acquisition of 100 Commerce Drive, the Company, through a wholly-owned subsidiary of the Operating Partnership, entered into two joint ventures with the Seller.

    One of these joint ventures, Christiana Center Operating Company I LLC ("Joint Venture I"), was formed by the Seller and a subsidiary of the Operating Partnership to acquire from the Seller approximately 13.3 acres of vacant land located in New Castle County, Delaware for a cash purchase price of approximately $900,000 in anticipation of the development thereon of a three-story office building containing approximately 150,000 net rentable square feet. Closing under the agreement of sale is scheduled to occur on or about October 15, 1997 (subject to customary closing conditions). The Company's initial percentage interest in Joint Venture I is 50% and its initial contribution to the equity of Joint Venture I will be approximately $2.0 million. The total project costs (including the cost of the land) are estimated to be approximately $15.5 million. The building is anticipated to be completed in July 1998. However, development of the land is subject to receipt of a construction loan in the approximate amount of $14.5 million as well as to certain land development and other necessary approvals, and there can be no assurance that the joint venture will be able to develop the building. In connection with its acquisition of the land, Joint Venture I received an assignment of the lessor's interest in a ten-year lease of the to-be-built building with Computer Science Corporation ("CSC") pursuant to which CSC will lease approximately 125,000 net rentable square feet (with expansion rights) at an initial base rent equal to $13.60 per square foot.

    The other joint venture, Christiana Center Operating Company II LLC ("Joint Venture II"), was formed to acquire to acquire two parcels of vacant land containing approximately 4.82 and 6.13 acres, respectively, of vacant land located in Newark, New Castle County, Delaware for an aggregate cash purchase price of approximately $1,000,000 in anticipation of the development thereon of two office buildings. Closing on this land acquisition occurred on September 19, 1997. The Company's initial percentage interest in Joint Venture II is 50% and its initial contribution to the equity of Joint Venture II was approximately $1.0 million. Architectural plans for the development of the land have not been completed and development of the land is subject to receipt of a construction loan as well as to certain land development and other necessary approvals, and there can be no assurance that the joint venture will be able to develop the building.


    On September 29, 1997, the Operating Partnership acquired seven industrial properties located in Bensalem Township, Bucks County, Pennsylvania ("Metropolitan Industrial Center") containing approximately 447,000 net rentable square feet. As of October 3, 1997, Metropolitan Industrial Center was approximately 87.9% leased to 16 tenants. Northtec LLP individually occupies approximately 27% of the total net rentable area of Metropolitan Industrial Center.

    The purchase price for Metropolitan Industrial Center totaled $16.3 million. The Operating Partnership paid the purchase price and closing expenses using borrowings under its existing revolving credit facility.

    The seller of Metropolitan Industrial Center, Metropolitan Industrial Associates, is a party unaffiliated with the Company and the Operating Partnership. The Company based its determination of the purchase price of Metropolitan Industrial Center on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and Metropolitan Industrial Associates.

    The table set forth below shows certain information regarding rental rates and lease expirations for Metropolitan Industrial Center as of October 3, 1997.


          Year of              Number of Leases      Rentable Square     Final Annualized       Percentage of Total
           Lease                Expiring Within      Footage Subject     Base Rent under    Final Annualized Base Rent
        Expiration              the Year at(1)      to Expiring Leases  Expiring Leases(2)     Under Expiring Leases
---------------------------  ---------------------  ------------------  ------------------  ---------------------------
1997.......................                1                42,000         $    209,160                   10.3%
1998.......................                1                14,620               65,790                    3.2%
1999.......................                6               114,570              483,155                   23.7%
2000.......................                3                31,456              149,622                    7.4%
2001.......................                3                38,152              220,950                   10.9%
2002.......................                1                33,354              225,140                   11.1%
2003.......................               --                    --                   --                     --
2004.......................               --                    --                   --                     --
2005.......................               --                    --                   --                     --
2006 and Thereafter........                2               118,775              681,651                   33.5%
                                         ---               -------         ------------                  -----
    Total..................               17               392,927         $  2,035,468                  100.0%
                                         ---               -------         ------------                  -----
                                         ---               -------         ------------                  -----


    After giving effect to the acquisitions of 100 Commerce Drive and Metropolitan Industrial Center, the Company's portfolio consists of 77 office properties and 16 industrial properties that contain an aggregate of approximately 5.8 million net rentable square feet.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits

        10.1--Agreement of Sale dated September 19, 1997 between Brandywine
              Realty Trust and Gender Road Joint Venture (100 Commerce Drive).

        10.2--Agreement of Sale dated September 19, 1997 between Christiana
              Center Operating Company II LLC and Gender Road Joint Venture (200 and 300 Commerce Drive).

        10.3--Agreement of Sale dated September 19, 1997 between Christiana
              Center Operating Company I LLC and Gender Road Joint Venture (400 Commerce Drive).

        10.4--Operating Agreement of Christiana Center Operating Company I LLC dated as of September 19, 1997 between Brandywine Operating Partnership, L.P. and Gender Road Joint Venture.

        10.5--Operating Agreement of Christiana Center Operating Company II LLC dated as of September 19, 1997 between Brandywine Operating Partnership, L.P. and Gender Road Joint Venture.




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SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            BRANDYWINE REALTY TRUST

Date: October 3, 1997       By: /s/ Gerard H. Sweeney
      ---------------           ---------------------
                            Gerard H. Sweeney, President and Chief Executive
                            Officer (Principal Executive Officer)

Date: October 3, 1997       By: /s/ Mark S. Kripke
      ---------------           ------------------
                            Mark S. Kripke, Chief Financial Officer and
                            Secretary (Principal Financial and Accounting
                            Officer)


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